The Royce Fund

745 Fifth Avenue
New York, NY 10151
(212) 508-4500
(800) 221-4268

[Date]

[Name]
c/o Royce & Associates, LLC
745 Fifth Avenue
New York, NY 10151

Dear Mr. [Name]:

     The Royce Fund (the “Trust”) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce Global Dividend Value Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

By: [Name]
[Title]

Agreed:

     I, [Name], hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce Global Dividend Value Fund covered by such letter agreement.

[Name]

The Royce Fund

745 Fifth Avenue
New York, NY 10151
(212) 508-4500
(800) 221-4268

[Date]

[Name]
c/o Royce & Associates, LLC
745 Fifth Avenue
New York, NY 10151

Dear Mr. [Name]:

     The Royce Fund (the “Trust”) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce International Premier Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

By: [Name]
[Title]

Agreed:

     I, [Name], hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce International Premier Fund covered by such letter agreement.

[Name]

The Royce Fund

745 Fifth Avenue
New York, NY 10151
(212) 508-4500
(800) 221-4268

[Date]

[Name]
c/o Royce & Associates, LLC
745 Fifth Avenue
New York, NY 10151

Dear Mr. [Name]:

     The Royce Fund (the “Trust”) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce International Micro-Cap Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

By: [Name]
[Title]

Agreed:

     I, [Name], hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce International Micro-Cap Fund covered by such letter agreement.

[Name]

The Royce Fund

745 Fifth Avenue
New York, NY 10151
(212) 508-4500
(800) 221-4268

[Date]

[Name]
c/o Royce & Associates, LLC
745 Fifth Avenue
New York, NY 10151

Dear Mr. [Name]:

     The Royce Fund (the “Trust”) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce Special Equity Plus Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

_____________________________________________________________________
By: [Name]
[Title]

Agreed:
    I, [Name], hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce Special Equity Plus Fund covered by such letter agreement.

_____________________________________________________________________
[Name]